EXHIBIT 10

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13D, dated March 7, 2008 (the “Schedule 13D”), with respect to the Common Stock, par value $.01 per share, of Westwood One, Inc. is, and any amendments executed by us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that this Agreement shall be included as an exhibit to the Schedule 13D and each such amendment. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 7th day of March 2008.

CBS RADIO NETWORK INC.
By:	/s/ LOUIS J. BRISKMAN
	Name:	Louis J. Briskman
	Title:	Executive Vice President and General Counsel

CBS RADIO MEDIA CORPORATION
By:	/s/ LOUIS J. BRISKMAN
	Name:	Louis J. Briskman
	Title:	Executive Vice President and General Counsel

CBS RADIO INC.
By:	/s/ LOUIS J. BRISKMAN
	Name:	Louis J. Briskman
	Title:	Executive Vice President and General Counsel

CBS BROADCASTING INC.
By:	/s/ ANGELINE C. STRAKA
	Name:	Angeline C. Straka
	Title:	Senior Vice President and Secretary

WESTINGHOUSE CBS HOLDING COMPANY, INC.
By:	/s/ ANGELINE C. STRAKA
	Name:	Angeline C. Straka
	Title:	Senior Vice President and Secretary

CBS CORPORATION
By:	/s/ ANGELINE C. STRAKA
	Name:	Angeline C. Straka
	Title:	Senior Vice President and Secretary

NAIRI, INC.
By:	/s/ SUMNER M. REDSTONE
	Name:	Sumner M. Redstone
	Title:	Chairman and President

NATIONAL AMUSEMENTS, INC.
By:	/s/ SUMNER M. REDSTONE
	Name:	Sumner M. Redstone
	Title:	Chairman and Chief Executive Officer

/s/ SUMNER M. REDSTONE
	Name:	Sumner M. Redstone
Individually